Exhibit 10.7

AMENDMENT NO. 1

TO THE SECURED CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

THIS AMENDMENT NO. 1 TO THE SECURED CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT, (this “Amendment”), which shall be effective as of April 3, 2025 (the “Effective Date”), is entered into by and between Procaps Group, S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B253360 (the “Company”) and Hoche Partners Pharma Holding S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 58, rue Charles Martel, L-2134 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B206416 (the “Subscriber,” and together with the Company, each, a “Party” and collectively, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

RECITALS

WHEREAS, reference is hereby made to that certain Secured Convertible Note Subscription Agreement, dated as of November 29, 2024, by and between the Company and the Subscriber (the “Original Agreement”, as further amended by this Amendment or otherwise, and together with the Schedules and Exhibits thereto, the “Subscription Agreement”);

WHEREAS, pursuant to Section 13.11 of the Original Agreement, the Original Agreement may only be amended with the written consent of the Company and the Subscriber; and

WHEREAS, the Company and the Subscriber wish to amend the Original Agreement pursuant to the terms of, and as set forth in, this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments. Effective as of the Effective Date, the Parties agree to amend the Original Agreement as follows:

(a) Section 2 (Defined Terms) of the Original Agreement is hereby amended by adding the following definitions in alphabetical order:

““Category Four Lenders” means, collectively, The Prudential Insurance Company of America, Fortitude Life Insurance & Annuity Company (f/k/a Prudential Annuities Life Assurance Corporation), Cigna Health and Life Insurance Company, Bancolombia S.A., Banco Davivienda S.A., Banco BTG Pactual S.A. – Cayman Branch, and Banco BTG Pactual Colombia S.A.

“Debt Restructuring” means a full restructuring of the Company’s debt with the Category Four Lenders.”

(b) Section 2 (Defined Terms) of the Original Agreement is hereby amended by replacing the definition of “Conversion Price” with the following definition:

““Conversion Price” means US$0.06313 per Ordinary Share.”

(c) Section 2 (Defined Terms) of the Original Agreement is hereby amended by replacing the definition of “Securities” with the following definition:

““Securities” means the Notes, the Ordinary Shares issuable upon Conversion, the Warrant issuable upon Conversion and the Ordinary Shares issuable upon the exercise of the Warrant.”

(d) Section 2 (Defined Terms) of the Original Agreement is hereby amended by replacing the definition of “Transaction Documents” with the following definition:

“Transaction Documents” means this Agreement, the Notes, the Pledge Agreement, the Subscription and Conversion Agreement executed upon Conversion, the Warrant issuable on Conversion and the other documents referred to herein.

(e) Section 2 (Defined Terms) of the Original Agreement is hereby amended by deleting the definition of “Nasdaq” and “Triggering Event” in their entirety.

(f) Section 3.6 (Mechanics and Effect of Conversion) of the Original Agreement is hereby amended as follows (with deletions shown in ~~strikethrough~~ and additions in underline):

“3.6 Mechanics and Effect of Conversion.

(a) ~~As soon as reasonably practicable, but in any event no later than five (5) Business Days following a~~ Upon the occurrence of a Conversion Event:

(i) The Subscriber shall: (A) execute and deliver to the Company a subscription and conversion ~~form~~ agreement~~,~~ in the form attached to this Agreement as Exhibit D (the “Subscription and Conversion ~~Form~~ Agreement”); and (B) surrender the Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company; and

(ii) The Company shall, at its expense, (A) execute and deliver the Subscription and Conversion Agreement to the Subscriber; (B) issue the number of Ordinary Shares to which the Subscriber is entitled upon Conversion pursuant to Section 3.4 (it being understood that an amount of $0.01 of the per Ordinary Share conversion price shall be allocated to the share capital of the Company), together with the Warrant pursuant to Section 3.5, to the Subscriber by way of a capital increase to be resolved by means of the authorized share capital of the Company to be authorized and approved by the board of directors of the Company (the “Board Decision”); ~~(B)~~ (C) deliver, or cause to be delivered, to the Subscriber a copy of the records of the transfer agent for the Company, showing the Subscriber as the owner of such Ordinary Shares to which the Subscriber is entitled upon Conversion pursuant to Section 3.4; and ~~(C)~~ (D) register the Subscriber in the register of shareholders of the Company as the owner of the Ordinary Shares issued upon Conversion pursuant to Section 3.4, and update the Notes register of the Company accordingly.

(b) Notwithstanding the foregoing, in the event a Conversion Event occurs prior to the satisfaction of any Warrant Condition, the Company shall issue the Warrant to the Subscriber under the authorized share capital of the Company to be resolved upon in the Board Decision, as soon as reasonably practicable, but in any event no later than three (3) Business Days, following the satisfaction of the Warrant Condition.

(c) Upon Conversion, the Company will be forever released from all of its obligations and liabilities under the Notes, including with regard to the outstanding principal amount and accrued interest thereunder.

(d) Upon Conversion, the security interests granted herein and under the Notes shall automatically terminate, and the parties shall comply with the provisions of Section 12 and the terms of the Pledge Agreement to (i) terminate Pledge Agreement, (ii) terminate all securities interests granted under the Pledge Agreement, and (iii) revert all Collateral to the Company.”

(g) Section 3.7 (Adjustment to Conversion of Ordinary Shares) of the Original Agreement is hereby amended by deleting Section 3.7 in its entirety.

(h) Section 6.6 (Consents, Filings and Approvals) of the Original Agreement is hereby amended as follows (with deletions shown in ~~strikethrough~~ and additions in underline):

“6.6 Consents, Filings and Approvals. Assuming the accuracy of the representations made by the Subscribers in Section 7 of this Agreement, other than any filing or registration requirements pursuant to Section 5 and the Pledge Agreement, no consent, approval, notification, authorization or order of, or declaration, filing or registration with any Governmental Authority is required to be obtained or made by or with respect to the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby or the grant by the Company of the Lien granted hereby on the Collateral, except for cases where the failure to obtain (or give or make, as applicable) such consent, approval, notification, authorization, order, declaration, filing or registration, individually or in the aggregate, would not materially and adversely affect the Company and its Subsidiaries, taken as a whole, or the Company’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which the Company is a party. Except as may have already been obtained or will be obtained prior to the applicable Closing, or as may be required under the Securities Act, Exchange Act~~, the listing rules of Nasdaq~~ or state securities laws, no material notices to, filings with, or authorizations, consents or approvals of any Governmental Authority are necessary for the execution, delivery or performance by the Company of this Agreement and the other Transaction Documents to which it is a party, or the consummation by it of the transactions contemplated hereby and thereby.”

(i) Section 10.1 (Company Equity Raise) of the Original Agreement is hereby amended as follows (with deletions shown in ~~strikethrough~~ and additions in underline):

“10.1 Company Equity Raise. The Subscriber (i) acknowledges that the Company is conducting a private offering of Ordinary Shares ~~(at a price per Ordinary Share of no less than the Conversion Price)~~ at US$0.06313 per Ordinary Share to “accredited investors,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, in a transaction that is, or a series of transactions that are, exempt from registration under the Securities Act and to occur on or prior to the consummation of the Debt Restructuring, for an aggregate investment of ~~up to $100,000,000.00, net of the Initial Note Loan Amount and the Secondary Note Loan Amount~~ no more than $90,000,000, which, for the avoidance of doubt, excludes the proceeds received in connection with the issuance of the Notes (collectively, the “Company Equity Raise”), and (ii) agrees to assist and cooperate with the Company and to exercise best efforts to cause the consummation of the Company Equity Raise in the maximum investment amount possible, as promptly as practicable (but in any event no later than the Maturity Date), and in compliance with applicable U.S. federal and state securities laws and the laws of any other applicable jurisdictions.”

(j) Exhibit C (Form of Warrant) of the Original Agreement is hereby replaced by Exhibit C attached hereto.

(k) Exhibit D (Subscription and Conversion Form) of the Original Agreement is hereby replaced by Exhibit D attached hereto.

2. Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Subscription Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained in Section 1 of this Amendment shall not be construed as an amendment to any other terms or conditions of the Original Agreement. On and after the Effective Date, each reference in the Subscription Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Original Agreement as amended by this Amendment.

3. Miscellaneous.

(a) Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

(b) Entire Agreement. This Amendment constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal action, suit or proceeding concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action, suit or proceeding is improper or is an inconvenient venue for such proceeding.

(d) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(e) General Provisions. Each of Section 13.3 (Successors and Assigns), Section 13.6 (Counterparts), Section 13.8 (Notices), Section 13.11 (Amendments and Waivers) and Section 13.12 (Severability) of the Subscription Agreement is incorporated into this Amendment by reference, mutatis mutandis, with the same force and effect as if expressly included herein.

[Signature Page follows]

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